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                                                            Exhibit 99 (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                           RAYTEL MEDICAL CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON THURSDAY, MARCH 21, 2002, UNLESS THE OFFER IS EXTENDED.

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares of common stock, $0.001 par value per share, of Raytel Medical Corporation, a Delaware corporation ("Raytel"), including the associated rights to purchase the Series A Preferred Stock of Raytel issued pursuant to the Rights Agreement, dated as of August 14, 1998, by and between Raytel and BankBoston N.A. as Rights
Agent (together, the "Shares"), are not immediately available, (ii) time will not permit all required documents to reach Alpine Fiduciary Services, Inc., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the
Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                        ALPINE FIDUCIARY SERVICES, INC.

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
        BY MAIL:            BY FACSIMILE          BY HAND:
                           TRANSMISSION:
                           (FOR ELIGIBLE
                         INSTITUTIONS ONLY)

    Alpine Fiduciary       (201) 559-1162     17 State Street,
     Services, Inc.                              28th Floor
      c/o Georgeson      CONFIRM FACSIMILE   New York, NY 10004
       Shareholder          TRANSMISSION     Attn: Mark Zimkind
   Communications Inc.     BY TELEPHONE:
      P.O. Box 2065        (201) 460-2213
  South Hackensack, NJ
       07606-9974

                            BY OVERNIGHT
                              COURIER:

                         111 Commerce Road
                           Carlstadt, NJ
                               07072
                            Attn: Reorg.
                             Department

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to SHL TeleMedicine Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of SHL TeleMedicine Ltd., an Israeli corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated
February 22, 2002 (as amended or supplemented from time to time, the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

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

Name(s) of Record Holder(s)                          Number of Shares
-------------------------------------------          -------------------------------------------
-------------------------------------------          Certificate Nos. (if available)
                                                     -------------------------------------------
-------------------------------------------
            PLEASE PRINT                             -------------------------------------------
-------------------------------------------
                                                     -------------------------------------------
-------------------------------------------
Address(es)
                                                     (Check box if Shares will be tendered by
--------------------------------------------         book-entry transfer)
                                    ZIP CODE
-------------------------------------------          / / The Depository Trust Company
Daytime Area Code and Tel. No.
                                                     Account Number at Book Entry Transfer
--------------------------------------------         Facility
                                                     -------------------------------------------
-------------------------------------------
Signature(s)
                                                     Dated
                                                     -------------------------------------------

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
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                                 GUARANTEE
                   (Not to be used for signature guarantee)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York
Stock Exchange Medallion Signature Guarantee Program or the
Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's
Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq trading days after the date hereof. A "Nasdaq trading day" is a day on which the National Association of Securities Dealers Automated
Quotation System is open for business.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible
Institution.

Name of Firm ___________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No. _________________________________________________________

________________________________________________________________________________
                              AUTHORIZED SIGNATURE

Name ___________________________________________________________________________
                              PLEASE TYPE OR PRINT

Title __________________________________________________________________________

Dated __________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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